Exhibit 10.5

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (“Amendment”) is hereby entered into by and between Robertson Barrett (“Executive”) and The Arena Group Holdings, Inc. (“Company”). This First Amendment amends the Executive Employment Agreement between Executive and Company (the “Agreement”). The Effective Date of this Amendment shall be August 1, 2023 (“Effective Date”). Until the Effective Date, the Agreement shall remain in full force and effect in its current form. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company agree as follows.

Amendments.

1. The first sentence of Section 1.2(a) shall be removed and replaced in its entirety with the following new sentence:

From the Effective Date, the Executive shall receive an annualized salary of $500,000 (“Annual Salary”).

2. A new Section 1.2(b)(iv) shall be added as follows:

Signing Bonus. The Executive shall receive a signing bonus in the amount of $150,000 (less applicable taxes and withholdings), which $100,000 shall be paid on or before August 15, 2023 and the balance of $50,000 shall be paid on or before October 15, 2023.

3. Section 1.2(c) shall be removed and replaced in its entirety with the following new Section 1.2(c):

Stock Option Grant. Company will grant to Executive options to purchase shares of Company’s Common Stock, restricted stock units or restricted stock awards (collectively, “New Options”) pursuant to Company’s 2019 Equity Incentive Plan (the “Plan”) subject to the conditions described therein. The type and number of New Options and the terms associated with vesting and accelerated vesting of the New Options shall be upon agreement by the Board and CEO.

No Other Modifications.

Except as expressly provided in this Amendment, each of the terms and provisions of the Agreement shall remain in full force and effect. The Amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Agreement or any of the documents referred to therein. From and after the Effective Date, all references in the Agreement to this “Agreement” shall be deemed to be references to the Agreement, as amended.

Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one instrument.

Please sign below to indicate the parties’ agreement with the terms and conditions set forth in this Amendment.

ROBERTSON BARRETT

By:	/s/ Robertson Barrett	Date:
Robertson Barrett

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn	Date:
Ross Levinsohn
Chief Executive Officer

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